Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Innovator ETFs Trust
(Exact name of registrant as specified in its charter)

Delaware	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

109 North Hale Street Wheaton, Illinois	60187
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares of Beneficial Interest, $.01 par value per share, of

Innovator U.S. Equity Buffer ETF™– January (formerly Innovator S&P 500 Buffer ETF™– January)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Power Buffer ETF™– January (formerly Innovator S&P 500 Power Buffer ETF™– January)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Ultra Buffer ETF™– January (formerly Innovator S&P 500 Ultra Buffer ETF™– January)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Buffer ETF™– February (formerly Innovator S&P 500 Buffer ETF™– February)	Cboe BZX Exchange, Inc.

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Innovator U.S. Equity Power Buffer ETF™– February (formerly Innovator S&P 500 Power Buffer ETF™– February)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Ultra Buffer ETF™– February (formerly Innovator S&P 500 Ultra Buffer ETF™– February)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Buffer ETF™– March (formerly Innovator S&P 500 Buffer ETF™– March)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Power Buffer ETF™– March (formerly Innovator S&P 500 Power Buffer ETF™– March)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Ultra Buffer ETF™– March (formerly Innovator S&P 500 Ultra Buffer ETF™– March)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Buffer ETF™– April (formerly Innovator S&P 500 Buffer ETF™– April)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Power Buffer ETF™– April (formerly Innovator S&P 500 Power Buffer ETF™– April)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Ultra Buffer ETF™– April (formerly Innovator S&P 500 Ultra Buffer ETF™– April)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Buffer ETF™– May (formerly Innovator S&P 500 Buffer ETF™– May)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Power Buffer ETF™– May (formerly Innovator S&P 500 Power Buffer ETF™– May)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Ultra Buffer ETF™– May (formerly Innovator S&P 500 Ultra Buffer ETF™– May)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Buffer ETF™– June (formerly Innovator S&P 500 Buffer ETF™– June)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Power Buffer ETF™– June (formerly Innovator S&P 500 Power Buffer ETF™– June)	Cboe BZX Exchange, Inc.

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Innovator U.S. Equity Ultra Buffer ETF™– June (formerly Innovator S&P 500 Ultra Buffer ETF™– June)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Buffer ETF™– July (formerly Innovator S&P 500 Buffer ETF™– July)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Power Buffer ETF™– July (formerly Innovator S&P 500 Power Buffer ETF™– July)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Ultra Buffer ETF™– July (formerly Innovator S&P 500 Ultra Buffer ETF™– July)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Buffer ETF™– August (formerly Innovator S&P 500 Buffer ETF™– August)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Power Buffer ETF™– August (formerly Innovator S&P 500 Power Buffer ETF™– August)	Cboe BZX Exchange, Inc.

Innovator U.S. Equity Ultra Buffer ETF™– August (formerly Innovator S&P 500 Ultra Buffer ETF™– August)	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.‑‑

☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.‑‑

☐

Securities Act registration statement file number to which this form relates: 333-146827Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.         Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the “Shares”), of the Innovator U.S. Equity Buffer ETF™– January (formerly Innovator S&P 500 Buffer ETF™– January), Innovator U.S. Equity Power Buffer ETF™– January (formerly Innovator S&P 500 Power Buffer ETF™– January), Innovator U.S. Equity Ultra Buffer ETF™– January (formerly Innovator S&P 500 Ultra Buffer ETF™– January), Innovator U.S. Equity Buffer ETF™– February (formerly Innovator S&P 500 Buffer ETF™– February), Innovator U.S. Equity Power Buffer ETF™– February (formerly Innovator S&P 500 Power Buffer ETF™– February), Innovator U.S. Equity Ultra Buffer ETF™– February (formerly Innovator S&P 500 Ultra Buffer ETF™– February), Innovator U.S. Equity Buffer ETF™– March (formerly Innovator S&P 500 Buffer ETF™– March), Innovator U.S. Equity Power Buffer ETF™– March (formerly Innovator S&P 500 Power Buffer ETF™– March), Innovator U.S. Equity Ultra Buffer ETF™– March (formerly Innovator S&P 500 Ultra Buffer ETF™– March), Innovator U.S. Equity Buffer ETF™– April (formerly Innovator S&P 500 Buffer ETF™– April), Innovator U.S. Equity Power Buffer ETF™– April (formerly Innovator S&P 500 Power Buffer ETF™– April), Innovator U.S. Equity Ultra Buffer ETF™– April (formerly Innovator S&P 500 Ultra Buffer ETF™– April), Innovator U.S. Equity Buffer ETF™– May (formerly Innovator S&P 500 Buffer ETF™– May), Innovator U.S. Equity Power Buffer ETF™– May (formerly Innovator S&P 500 Power Buffer ETF™– May), Innovator U.S. Equity Ultra Buffer ETF™– May (formerly Innovator S&P 500 Ultra Buffer ETF™– May), Innovator U.S. Equity Buffer ETF™– June (formerly Innovator S&P 500 Buffer ETF™– June), Innovator U.S. Equity Power Buffer ETF™– June (formerly Innovator S&P 500 Power Buffer ETF™– June), Innovator U.S. Equity Ultra Buffer ETF™– June (formerly Innovator S&P 500 Ultra Buffer ETF™– June), Innovator U.S. Equity Buffer ETF™– July (formerly Innovator S&P 500 Buffer ETF™– July), Innovator U.S. Equity Power Buffer ETF™– July (formerly Innovator S&P 500 Power Buffer ETF™– July), Innovator U.S. Equity Ultra Buffer ETF™– July (formerly Innovator S&P 500 Ultra Buffer ETF™– July), Innovator U.S. Equity Buffer ETF™– August (formerly Innovator S&P 500 Buffer ETF™– August), Innovator U.S. Equity Power Buffer ETF™– August (formerly Innovator S&P 500 Power Buffer ETF™– August), and Innovator U.S. Equity Ultra Buffer ETF™– August (formerly Innovator S&P 500 Ultra Buffer ETF™– August), (each, a “Fund” and collectively, the “Funds”), each a series of the Innovator ETFs Trust (the “Registrant”). An application for listing of the Shares of the Fund has been filed with and approved by Cboe BZX Exchange, Inc. A description each of the Shares is contained in each Fund’s prospectus, which is a part of the Registration Statement on Form N‑1A (Registration Nos. 333-146827 and 811-22135), filed with the Securities and Exchange Commission on or about the dates as listed below. Such description is incorporated by reference herein.

Fund	Date of Registration Statement
Innovator U.S. Equity Buffer ETF™– January (formerly Innovator S&P 500 Buffer ETF™– January)	March 1, 2021
Innovator U.S. Equity Power Buffer ETF™– January (formerly Innovator S&P 500 Power Buffer ETF™– January)	March 1, 2021
Innovator U.S. Equity Ultra Buffer ETF™– January (formerly Innovator S&P 500 Ultra Buffer ETF™– January)	March 1, 2021
Innovator U.S. Equity Buffer ETF™– February (formerly Innovator S&P 500 Buffer ETF™– February)	March 1, 2021
Innovator U.S. Equity Power Buffer ETF™– February (formerly Innovator S&P 500 Power Buffer ETF™– February)	March 1, 2021
Innovator U.S. Equity Ultra Buffer ETF™– February (formerly Innovator S&P 500 Ultra Buffer ETF™– February)	March 1, 2021
Innovator U.S. Equity Buffer ETF™– March (formerly Innovator S&P 500 Buffer ETF™– March)	March 1, 2021
Innovator U.S. Equity Power Buffer ETF™– March (formerly Innovator S&P 500 Power Buffer ETF™– March)	March 1, 2021
Innovator U.S. Equity Ultra Buffer ETF™– March (formerly Innovator S&P 500 Ultra Buffer ETF™– March)	March 1, 2021
Innovator U.S. Equity Buffer ETF™– April (formerly Innovator S&P 500 Buffer ETF™– April)	April 1, 2021

Innovator U.S. Equity Power Buffer ETF™– April (formerly Innovator S&P 500 Power Buffer ETF™– April)	April 1, 2021
Innovator U.S. Equity Ultra Buffer ETF™– April (formerly Innovator S&P 500 Ultra Buffer ETF™– April)	April 1, 2021
Innovator U.S. Equity Buffer ETF™– May (formerly Innovator S&P 500 Buffer ETF™– May)	May 3, 2021
Innovator U.S. Equity Power Buffer ETF™– May (formerly Innovator S&P 500 Power Buffer ETF™– May)	May 3, 2021
Innovator U.S. Equity Ultra Buffer ETF™– May (formerly Innovator S&P 500 Ultra Buffer ETF™– May)	May 3, 2021
Innovator U.S. Equity Buffer ETF™– June (formerly Innovator S&P 500 Buffer ETF™– June)	June 1, 2021
Innovator U.S. Equity Power Buffer ETF™– June (formerly Innovator S&P 500 Power Buffer ETF™– June)	June 1, 2021
Innovator U.S. Equity Ultra Buffer ETF™– June (formerly Innovator S&P 500 Ultra Buffer ETF™– June)	June 1, 2021
Innovator U.S. Equity Buffer ETF™– July (formerly Innovator S&P 500 Buffer ETF™– July)	July 1, 2021
Innovator U.S. Equity Power Buffer ETF™– July (formerly Innovator S&P 500 Power Buffer ETF™– July)	July 1, 2021
Innovator U.S. Equity Ultra Buffer ETF™– July (formerly Innovator S&P 500 Ultra Buffer ETF™– July)	July 1, 2021
Innovator U.S. Equity Buffer ETF™– August (formerly Innovator S&P 500 Buffer ETF™– August)	August 2, 2021
Innovator U.S. Equity Power Buffer ETF™– August (formerly Innovator S&P 500 Power Buffer ETF™– August)	August 2, 2021
Innovator U.S. Equity Ultra Buffer ETF™– August (formerly Innovator S&P 500 Ultra Buffer ETF™– August)	August 2, 2021

The Registration Statement for Innovator U.S. Equity Buffer ETF™– January (formerly Innovator S&P 500 Buffer ETF™– January), Innovator U.S. Equity Power Buffer ETF™– January (formerly Innovator S&P 500 Power Buffer ETF™– January), Innovator U.S. Equity Ultra Buffer ETF™– January (formerly Innovator S&P 500 Ultra Buffer ETF™– January), Innovator U.S. Equity Buffer ETF™– February (formerly Innovator S&P 500 Buffer ETF™– February), Innovator U.S. Equity Power Buffer ETF™– February (formerly Innovator S&P 500 Power Buffer ETF™– February), Innovator U.S. Equity Ultra Buffer ETF™– February (formerly Innovator S&P 500 Ultra Buffer ETF™– February), Innovator U.S. Equity Buffer ETF™– March (formerly Innovator S&P 500 Buffer ETF™– March), Innovator U.S. Equity Power Buffer ETF™– March (formerly Innovator S&P 500 Power Buffer ETF™– March), Innovator U.S. Equity Ultra Buffer ETF™– March (formerly Innovator S&P 500 Ultra Buffer ETF™– March), Innovator U.S. Equity Buffer ETF™– April (formerly Innovator S&P 500 Buffer ETF™– April), Innovator U.S. Equity Power Buffer ETF™– April (formerly Innovator S&P 500 Power Buffer ETF™– April), Innovator U.S. Equity Ultra Buffer ETF™– April (formerly Innovator S&P 500 Ultra Buffer ETF™– April), Innovator U.S. Equity Buffer ETF™– May (formerly Innovator S&P 500 Buffer ETF™– May), Innovator U.S. Equity Power Buffer ETF™– May (formerly Innovator S&P 500 Power Buffer ETF™– May), Innovator U.S. Equity Ultra Buffer ETF™– May (formerly Innovator S&P 500 Ultra Buffer ETF™– May), Innovator U.S. Equity Buffer ETF™– June (formerly Innovator S&P 500 Buffer ETF™– June), Innovator U.S. Equity Power Buffer ETF™– June (formerly Innovator S&P 500 Power Buffer ETF™– June), Innovator U.S. Equity Ultra Buffer ETF™– June (formerly Innovator S&P 500 Ultra Buffer ETF™– June), Innovator U.S. Equity Buffer ETF™– July (formerly Innovator S&P 500 Buffer ETF™– July), Innovator U.S. Equity Power Buffer ETF™– July (formerly Innovator S&P 500 Power Buffer ETF™– July), Innovator U.S. Equity Ultra Buffer ETF™– July (formerly Innovator S&P 500 Ultra Buffer ETF™– July), Innovator U.S. Equity Buffer ETF™– August (formerly Innovator S&P 500 Buffer ETF™– August), Innovator U.S. Equity Power Buffer ETF™– August (formerly Innovator S&P 500 Power Buffer ETF™– August), and Innovator U.S. Equity Ultra Buffer ETF™– August (formerly Innovator S&P 500 Ultra Buffer ETF™– August), was supplemented on August 23, 2021, to reflect a change in each Fund’s name. Such descriptions are incorporated by reference herein.

Item 2.         Exhibits

1.         Registrant’s Amended and Restated Agreement and Declaration of Trust, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-146827) filed on October 19, 2007.

2.         Registrant’s Certificate of Trust, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-146827) filed on October 19, 2007.

3         Registrant’s Certificate of Amendment to Certificate of Trust, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-146827) filed on November 7, 2017.

4.         By-laws of the Registrant, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-146827) filed on October 19, 2007.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Innovator ETFs Trust

By:	/s/ H. Bruce Bond
H. Bruce Bond

August 23, 2021